                                                                    EXHIBIT 10.9

                                    AGREEMENT

        THIS AGREEMENT is made and entered into as of the 21st day of May, 1999, by and between Advantix, Inc., a Delaware corporation (the "Company") and Karen S. Goetz ("Goetz").

        WHEREAS, the Company, TicketsLive Corporation, a New York corporation ("TicketsLive"), Advantix Acquisition II Corp., a Delaware corporation ("Merger Sub"), and certain of the shareholders of TicketsLive, including Goetz, have entered into an Agreement and Plan of Merger and Reorganization dated as of March 18, 1999 (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into TicketsLive and TicketsLive, as the surviving corporation, will become a wholly owned subsidiary of the Company (the "Merger");

        WHEREAS, in connection with the Merger, Goetz has been granted certain "Piggyback" registration rights in connection with an initial public offering of common stock of the Company (a "Company IPO"), pursuant to Section 4(b) of that certain Third Amended and Restated Investor Rights Agreement dated as of March __, 1999 by and among the Company and the stockholders named therein (the "Investor Rights Agreement"); and

        WHEREAS, the Company desires to grant to Goetz certain additional rights in connection with the shares of Company common stock she is receiving in the Merger.

        NOW, THEREFORE, in consideration of the foregoing recitals and of the agreements contained herein, the parties agree as follows:

        1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Investor Rights Agreement.

        2. Underwriters' Cutback Put. In connection with a Company IPO, in the event that (i) Goetz shall not have exercised either the Second Put or the Third Put (as described in Section 3 and Section 4, respectively, below) and (i) the Company Underwriter limits the number of securities to be included in the registration and underwriting pursuant to Section 4(d) of the Investor Rights Agreement such that all or a portion of the Requested Shares may not be registered, Goetz shall have the right to obligate the Company to purchase up to the difference (the "Unregistered Requested Shares") between (i) the number of Requested Shares and (ii) the number of Requested Shares included in the Initial Public Offering pursuant to Section 4(d) of the Investor Rights Agreement, at a per share purchase price equal to the Company IPO price per share, less underwriters' discounts and commissions. Goetz may exercise this right by giving written notice of the election of this right to the Company in accordance with
Section 10.3 of the Merger Agreement not later than two (2) business days prior to the date of filing of the Registration Statement in connection with a Company IPO. The Company shall deliver payment for any Unregistered Requested Shares with respect to which the Company shall have received notice pursuant to this
Section 2 within ten (10) Business Days following the closing of a Company IPO.

        3. Second Goetz Put. In the event the Company does not consummate a Company IPO on or before August 31, 1999, Goetz shall have the right (the "Second Put") to obligate the Company to repurchase from Goetz up to 1,400,000 shares (the "Second Put Shares") of Company Common Stock at a purchase price of $4.16 per share. Goetz may exercise this right by giving written notice of the election of this right to the Company in accordance with Section 10.3 of the Merger Agreement at any time between August 1, 1999 and October 1, 1999. The Company shall deliver payment for any Second Put Shares with respect to which the Company shall have received notice pursuant to this Section 2 not later than thirty (30) days following the date upon which the Company shall have received such notice.

        4. Third Goetz Put. In the event the Company does not consummate a Company IPO on or before the second anniversary of the closing of the Merger (the "Second Anniversary"), Goetz shall have the right (the "Third Put") to obligate the Company to repurchase from Goetz up to 938,000 shares (the "Third Put Shares") of Company Common Stock at a purchase price of $4.43 per share. Goetz may exercise this right by giving written notice of the election of this right to the Company in accordance with Section 10.3 of the Merger Agreement at any time between thirty (30) days prior to the Second Anniversary and sixty (60) days following the Second Anniversary. The Company shall deliver payment for any Third Put Shares with respect to which the Company shall have received notice pursuant to this Section 4 not later than thirty (30) days following the date upon which the Company shall have received such notice.

        5. General Provisions. Neither this Agreement nor any term or provision hereof may be amended or modified in any manner without the express prior written consent of the parties hereto. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of California. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument. This Agreement supersedes all prior agreements and understandings with respect to the subject matter hereof, whether written or oral.


                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        ADVANTIX, Inc.,
                                        a Delaware corporation



                                        By:   /s/  JOHN M. MARKOVICH
                                           -------------------------------------
                                           Name:   John M. Markovich
                                           Title:  Ch



                                        /s/  KAREN S. GOETZ
                                        ----------------------------------------
                                        Karen S. Goetz





                       [SIGNATURE PAGE TO GOETZ AGREEMENT]




                                       3